Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Description of the Transaction

On August 21, 2015, Medivation, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with BioMarin Pharmaceutical Inc. (“BioMarin”) pursuant to which the Company acquired all rights to talazoparib (“talazoparib research program”), an orally available poly-ADP ribose polymerase (“PARP”) inhibitor from BioMarin. The acquired talazoparib assets include all patents, data, know-how, third party agreements, regulatory materials, and pre-commercial inventories. The Company also assumed certain costs related to talazoparib to the extent they arise after the closing of the transaction, including costs for the ongoing clinical trials of talazoparib, and commitments under certain agreements previously entered into by BioMarin and assigned to the Company.

On October 6, 2015, the Company completed the acquisition of the talazoparib research program from BioMarin. In connection with the closing of the transaction, the Company paid BioMarin an upfront cash payment of $410.0 million, and will pay BioMarin up to an additional $160.0 million upon the achievement of defined regulatory and sales-based milestones, and mid-single digit royalties on net sales of products that contain talazoparib during the royalty term specified in the Agreement.

Basis of Presentation

The determination of the accounting for the talazoparib research program acquisition as a business acquisition was based on a review of all of the pertinent facts and circumstances and was based on a number of factors outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations,” which provides guidance in identifying a transaction as an asset acquisition or a business acquisition. After consideration of the factors outlined in the prescribed ASC guidance as well as the state of the development of the late-stage molecule acquired from BioMarin pursuant to the Agreement, it was determined that the talazoparib research program acquisition should be accounted for as a business acquisition and accounted for using the “acquisition method” of accounting.

The following unaudited pro forma condensed combined financial statements combine the historical financial information of the Company and the talazoparib research program. The unaudited pro forma condensed combined balance sheet at September 30, 2015 gives effect to the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 are presented as if the acquisition had been completed on January 1, 2014. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting are also in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information presented below is based on, and should be used in conjunction with (i) the Company’s historical audited consolidated financial statements, and related notes thereto, for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, (ii) the Company’s historical unaudited condensed consolidated financial statements, and related notes thereto, for the nine months ended September 30, 2015, included in the Company’s Quarterly Report for the nine months ended September 30, 2015, (iii) the historical audited financial statements, and related notes thereto, of the talazoparib research program for the year ended December 31, 2014 included as Exhibit 99.1 to this Form 8-K/A, and (iv) the historical unaudited financial statements, and related notes thereto, of the talazoparib research program for the nine months ended September 30, 2015 included as Exhibit 99.2 to this Form 8-K/A.

The Company is not aware of any material differences between the accounting policies of the Company and the talazoparib research program. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the Company and the talazoparib research program. The Company has not finalized its review of the historical accounting policies of the talazoparib research program. Any differences between the Company’s accounting policies and the talazoparib research program’s historical accounting policies could be significant. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The Company’s historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect the realization of potential cost savings, or any related restructuring costs, integration costs, or transition costs that may result from the transaction. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually take place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised, and any revisions could be material.

MEDIVATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in thousands)

	Medivation, Inc. (Historical)	Talazoparib Research Program (Historical)	Pro Forma Adjustments	See Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$488,944	$—	$(410,000)	(a)	$78,944
Receivable from collaboration partner	277,612	—	—		277,612
Deferred income tax assets	22,353	—	—		22,353
Prepaid expenses and other current assets	15,946	814	(814)	(b)	15,946
Restricted cash	930	—	—		930

Total current assets	805,785	814	(410,814)		395,785
Property and equipment, net	49,018	—	—		49,018
Intangible assets	101,000	35,150	538,149	(c)	674,299
Deferred income tax assets, non-current	35,628	—	—		35,628
Restricted cash, net of current	12,206	—	—		12,206
Goodwill	10,000	16,328	(7,685)	(d)	18,643
Other non-current assets	6,957	1,070	(1,070)	(b)	6,957

Total assets	$1,020,594	$53,362	$118,580		$1,192,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$132,258	$12,428	$(12,428)	(b)	$132,258
Borrowings under Revolving Credit Facility	75,000	—	—		75,000
Contingent consideration	10,000	—	—		10,000
Current portion of build-to-suit lease obligation	235	—	—		235

Total current liabilities	217,493	12,428	(12,428)		217,493
Contingent consideration	102,799	11,508	160,434	(e)	274,741
Deferred tax liability	—	12,681	(12,681)	(b)	—
Build-to-suit lease obligation, excluding current portion	16,905	—	—		16,905
Other non-current liabilities	11,729	—	—		11,729

Total liabilities	348,926	36,617	135,325		520,868
Stockholders’ Equity
Preferred stock	—	—	—		—
Common stock	1,636	—	—		1,636
Additional paid-in capital	626,340	—			626,340
Investment in research program	—	238,489	(238,489)	(b)	—
Retained earnings (accumulated deficit)	43,692	(221,744)	221,744	(b)	43,692

Total stockholders’ equity	671,668	16,745	(16,745)		671,668

Total liabilities and stockholders’ equity	$1,020,594	$53,362	$118,580		$1,192,536

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

MEDIVATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands, except per share data)

	Medivation, Inc. (Historical)	Talazoparib Research Program (Historical)	Pro Forma Adjustments	See Note 4	Pro Forma Combined
Collaboration revenue	$565,510	$—	$—		$565,510
Operating Expenses:
Research and development expenses	137,841	59,652	—		197,493
Selling, general and administrative expenses	234,456	7,370			241,826
Change in fair value of contingent consideration	—	(204)	204	(f)	—

Total operating expenses	372,297	66,818	204		439,319

Income (loss) from operations	193,213	(66,818)	(204)		126,191
Other income (expense), net
Loss on extinguishment of Convertible Notes	(21,087)	—	—		(21,087)
Interest expense	(11,995)	—	—		(11,995)
Other, net	247	—	—		247

Total other income (expense), net	(32,835)	—	—		(32,835)

Income (loss) before income tax (expense) benefit	160,378	(66,818)	(204)		93,356
Income tax (expense) benefit	(58,160)	—	23,458	(g)	(34,702)

Net income (loss)	$102,218	$(66,818)	$23,254		$58,654

Net income per common share:
Basic	$0.64				$0.37
Diluted	$0.62				$0.36
Weighted-average common shares:
Basic	159,198				159,198
Diluted	164,454				164,454

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

MEDIVATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share data)

	Medivation, Inc. (Historical)	Talazoparib Research Program (Historical)	Pro Forma Adjustments	See Note 4	Pro Forma Combined
Collaboration revenue	$710,487	$—	$—		$710,487
Operating Expenses:
Research and development expenses	189,570	64,083	—		253,653
Selling, general and administrative expenses	239,071	6,964	—		246,035
Change in fair value of contingent consideration	—	867	(867)	(f)	—

Total operating expenses	428,641	71,914	(867)		499,688

Income (loss) from operations	281,846	(71,914)	867		210,799
Other income (expense), net
Interest expense	(21,690)	—	—		(21,690)
Other, net	38	—	—		38

Total other income (expense), net	(21,652)	—	—		(21,652)

Income (loss) before income tax benefit	260,194	(71,914)	867		189,147
Income tax benefit	16,258	—	24,866	(g)	41,124

Net income (loss)	$276,452	$(71,914)	$25,733		$230,271

Net income per common share:
Basic	$1.80				$1.50
Diluted	$1.71			(h)	$1.44
Weighted-average common shares:
Basic	153,859				153,859
Diluted	170,001				170,001

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

MEDIVATION, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(in thousands)

1.	Basis of Presentation

On September 15, 2015, Medivation, Inc. (the “Company”) effected a two-for-one stock split of its common stock in the form of a stock dividend. The information of the Company’s common stock (except par value per share), par, and additional paid-in capital as of September 30, 2015 and the information of the net income per common share for the periods presented include the effect of the stock split.

2.	Accounting Policies

During the preparation of the accompanying unaudited pro forma condensed combined financial statements, the Company was not aware of any material differences between the accounting policies of the Company and the talazoparib research program. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the Company and the talazoparib research program. The Company has not finalized its review of the historical accounting policies of the talazoparib research program. Any differences between the Company’s accounting policies and the talazoparib research program’s historical accounting policies could be significant.

3.	Purchase Price Allocation

The acquisition of the talazoparib research program is accounted for as a business acquisition using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, “Business Combinations,” whereby the net assets acquired were recognized based their estimated fair values on the acquisition date. Transaction costs associated with the acquisition of the talazoparib asset were not significant.

In connection with the closing of the transaction, the Company made an upfront cash payment of $410.0 million to BioMarin Pharmaceutical Inc. (“BioMarin”). In addition, BioMarin is entitled to contingent payments totaling up to $160.0 million upon the achievement of defined regulatory and sales-based milestones, and mid-single digit royalties on net sales of products that contain talazoparib during the royalty term specified in the Agreement.

The following table presents the preliminary allocation of the purchase consideration, including the contingent consideration payable, based on fair value:

Purchase consideration:
Upfront cash payment	$410,000
Acquisition-date fair value of contingent consideration	171,942

Total purchase consideration	$581,942

Allocation of the purchase consideration:
Assets:
Identifiable intangible assets- IPR&D	$573,299

Net identifiable assets acquired	573,299
Goodwill	8,643

Net assets acquired	$581,942

The acquisition-date fair value of the contingent consideration payments totaled $171.9 million and was estimated by applying a probability-based income model using a discounted cash flow analysis for contingent regulatory and royalty payments and a Monte Carlo simulation model for the contingent sales milestone payments. Both models utilize key assumptions that included estimated revenues or completion of certain regulatory and sales milestone targets during the earn-out period, volatility, and estimated discount rates corresponding to the periods of expected payments.

Identifiable intangible assets totaled $573.3 million and consist entirely of in-process research and development (“IPR&D”) for talazoparib. As of the valuation date, the Company determined that talazoparib was the only research and development (“R&D”) project with substance, such that the project had undergone conceptual stages, and research, development, and preproduction had been started for the project. As such, no other intangible assets were identified in the transaction other than talazoparib separate from goodwill. The excess of the preliminary purchase consideration over the fair values assigned to the net assets acquired was $8.6 million, which represents the amount of goodwill resulting from the acquisition.

4.	Pro Forma Adjustments

The following is a summary of the adjustments included under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements. The fair values of the net assets acquired are based on a preliminary valuation of their fair value and may change when the final valuation is determined. Any such adjustments to the preliminary valuation could be significant.

a.	Represents a $410.0 million reduction to the Company’s cash and cash equivalents for the upfront cash payment to BioMarin upon closing of the transaction.

b.	Reflects the elimination of the talazoparib research program’s historical assets, liabilities, and equity, which were not acquired or assumed by the Company in connection with the Agreement and as a result are not directly attributable to the transaction.

c.	Represents the preliminary estimate of the purchase price allocated to IPR&D for the talazoparib research program totaling $573.3 million and the elimination of the historical intangible assets of the talazoparib research program totaling $35.2 million. The historical talazoparib research program’s statements of operations do not include amortization of the IPR&D related to talazoparib. As of the valuation date, the Company determined that talazoparib was the only R&D project with substance, such that the project had undergone conceptual stages, and research, development, and preproduction had been started for the project. As such, no other intangible assets were identified in the transaction other than talazoparib separate from goodwill. The amount represents the preliminary estimate of the fair value assigned to the incomplete project acquired from BioMarin, which at the time of acquisition, had not yet reached technological feasibility. The fair value assigned to the IPR&D was determined using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions used in the income approach from the perspective of a market participant include the estimated net cash flows for each year (including revenues, costs of sales, research and development costs, selling, general, and administrative costs, and working capital/contributory asset charges), the discount rate that measures the risk inherent in each future cash flow stream, the assessment of the asset’s life cycle, and competitive trends impacting the asset and each cash flow stream, as well as other factors.

The amounts are capitalized and accounted for as indefinite-lived long-term assets subject to impairment testing until completion or abandonment of the project. Upon successful completion of the project, the Company will make a determination as to the then useful life of the intangible asset and begin amortization over that period. No amortization of IPR&D is included in the pro forma financial statements.

d.	Reflects the preliminary estimate of the goodwill totaling $8.6 million resulting from the difference between the purchase price and the fair value of the net assets acquired as a result of the Agreement and the elimination of historical goodwill of the talazoparib research program totaling $16.3 million.

e.

Represents the preliminary fair value estimate of contingent consideration associated with the Agreement totaling $171.9 million and the elimination of historical contingent consideration of the talazoparib research program totaling $11.5 million. A portion of the contingent consideration included on the historical talazoparib balance sheet is associated with potential future financial obligations that have been assumed by the Company. These potential future obligations are included in the estimated fair value of the IPR&D described above. The preliminary fair value of the contingent consideration was estimated utilizing a model with key assumptions that included estimated revenues or completion of certain regulatory and sales-based milestones during the earn-out period, volatility, and estimated discount rates corresponding to the periods of expected payments. The contingent consideration has been classified as long-term based upon the Company’s estimate of the timing of the potential contingent payments.

f.	Reflects the elimination of changes in the fair value of contingent consideration reflected in the historical statement of operations of the talazoparib research program.

g.	Reflects the estimated income tax impact of the talazoparib research program’s research and development expense and general and administrative expense, computed at the Federal statutory tax rate of approximately 35%.

h.	For the year ended December 31, 2014, the computation of diluted net income per share includes the impact of the Company’s convertible notes. Additional information regarding the computation of diluted net income per common share is included in the Company’s Annual Report on Form 10-K